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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-61707 on Form S-3 and No. 333-92416 on Form S-8 of Hawthorne Financial Corporation of our report dated March 5, 2004, appearing in this Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP


Los Angeles, California
March 5, 2004